UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2022

EVER-GLORY INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in charter)

Florida	000-28806	65-0420166
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Ever-Glory Commercial Center,

509 Chengxin Road, Jiangning Development Zone,

Nanjing, Jiangsu Province,

Peoples Republic of China

(Address of Principal Executive Offices) (Zip code)

(8625) 5209-6889

(Registrant’s Telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EVK	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 22, 2022, Ever-Glory International Group, Inc. (the “Company”) received a notification letter (the “MVPHS Deficiency Notice”) from the Listing Qualifications Staff of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the minimum market value of its publicly held shares has been below $5,000,000 for a period of 31 consecutive business days and the Company therefore no longer meets the minimum market value of its publicly held shares requirement set forth in Nasdaq Listing Rule 5450(b)(1)(C) (the “MVPHS Requirement”).

The MVPHS Deficiency Notice received has no immediate effect on the listing of the Company’s common stock on Nasdaq.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(D), the Company has 180 calendars days, expiring March 21, 2023, to regain compliance with the MVPHS Requirement. If the Company maintains a MVPHS at or greater than $5,000,000 for a minimum of ten consecutive business days, it will regain compliance. If the Company does not regain compliance within 180 calendar days, it will receive a written notification from Nasdaq that its securities are subject to delisting, and may have the opportunity to transfer its listing to The Nasdaq Capital Market (“Capital Market”) if it meets the Capital Market’s continued listing requirements and pays the applicable fee.

The Company, by filing this Form 8-K, discloses its receipt of the MVPHS Deficiency Notice from Nasdaq in accordance with Nasdaq Listing Rule 5810(b).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVER-GLORY INTERNATIONAL GROUP, INC.

Date: September 26, 2022	By:	/s/ Edward Yihua Kang
Edward Yihua Kang
Chief Executive Officer

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